Exhibit 10.38

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND SECURITIES LAWS.
SEELOS THERAPEUTICS, INC.
CONVERTIBLE PROMISSORY NOTE
$[__] ________, 20__
FOR VALUE RECEIVED, Seelos Therapeutics, Inc., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of [_____] (together with such party’s permitted transferees and assigns, “Lender”), in lawful money of the United States and in immediately available funds, the principal amount of $[__] (the “Principal Amount”), together with accrued and unpaid interest thereon calculated as set forth in Section 3 (collectively, the “Loan Balance”), which shall be due and payable on the date and in the manner set forth in this Convertible Promissory Note (this “Note”).
This Note is one out of a contemplated group of convertible promissory notes [that may][to] be issued by the Company from time to time (collectively, the “Notes”) pursuant to the terms of that certain Convertible Note Purchase Agreement by and among the Company and Lenders (the “Agreement”). Capitalized terms used and not otherwise defined herein are intended to have the meanings given to them in the Agreement.
1.    MATURITY DATE.
Unless repaid in full in accordance with Section 6 or converted in full pursuant to Section 4 or Section 5, the Loan Balance shall be due and payable on demand upon the earlier to occur of (i) the date that is one (1) business day following the date upon which Lender delivers a written notice to the Company declaring the outstanding Loan Balance immediately due and payable in accordance with, and subject to, Section 2.1, or (ii) 5 p.m. (Eastern time) on April 30, 2019 (the “Maturity Date”).
2.    PAYMENTS.
2.1    Interest shall accrue on this Note as set forth in Section 3 but shall not be due and payable until the Maturity Date. All payments on this Note shall be applied first to accrued interest and thereafter to the outstanding Principal Amount. Notwithstanding the foregoing, upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance

Exhibit 10.38

of such Event of Default, Lender may, with the consent of the Requisite Holders, by written notice to the Company, declare the outstanding Loan Balance to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default and subject to the consent of the Requisite Holders, Lender may exercise any other right power or remedy granted to it by this Note or the Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.
2.2    The occurrence of any of the following shall constitute an “Event of Default” under this Note: (a) the Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due, and, in the case of clause (i) or (ii), such payment shall not have been made by the Company within ten days of the Company’s receipt of Lender’s written notice to the Company of such failure to pay; (b) the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing; or (c) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement.
2.3    Payments under this Note shall be made in lawful money of the United States by wire transfer or other form of immediately available funds acceptable to Lender at the address of Lender set forth on the signature page hereto or at such other place as Lender shall have designated in writing to the Company.
2.4    Lender may not institute any action to collect this Note or any other action with respect to this Note without the prior written consent of the Requisite Holders. The Requisite Holders may designate a single holder of a Note (the “Designated Holder”) to institute any such action on behalf of all holders of the Notes, including Lender, and Lender agrees and acknowledges that such designate holder shall serve as the representative of all holders of the Notes in a single action. The Designated Holder shall be indemnified and held harmless from and against any and all costs, expenses, fees and liabilities which it may incur in connection with pursuing such action, and shall have no liability whatsoever to Lender for any actions taken or omitted in good faith in connection therewith.
3.    INTEREST RATE.
Interest shall accrue from the date of this Note on the unpaid Principal Amount on a simple interest per annum basis at a rate equal to the lesser of the following, as determined by the Company: (i) 8.0%; or (ii) the maximum rate permissible by law (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans). Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

Exhibit 10.38

4.    CONVERSION.
4.1    Automatic Conversion.
This Note shall automatically convert, upon the closing of the Company’s issuance of preferred stock of the Company (the “Qualifying Preferred Stock”) for capital-raising purposes occurring on or prior to the Maturity Date resulting in gross proceeds (individually or in the aggregate) to the Company of at least $1,000,000 (excluding any amounts deemed received in connection with the conversion of the Notes) (a “Qualifying Financing”), into that number of shares of capital stock of the Company (the “Automatic Conversion Shares”), rounded down to the nearest whole share, equal to the quotient obtained by dividing the then-outstanding Loan Balance by 90% of the lowest purchase price per share paid by another investor in the Qualifying Financing. Of the Automatic Conversion Shares, the number of shares of Qualifying Preferred Stock will equal (I) the then-outstanding Loan Balance, divided by (II) the price per share paid by the other investors purchasing the Qualifying Preferred Stock in the Qualifying Financing. Any remaining shares will be Common Stock.
(a)    In the event of the conversion of this Note pursuant to this Section 4.1: (i) Lender agrees to surrender this Note, duly endorsed, for conversion at the closing of the Qualifying Financing and to execute all reasonably necessary documents in connection with the conversion of this Note (including any definitive stock purchase agreement) that are executed by the investors in the Qualifying Financing; and (ii) the Company shall, at its sole cost and reasonably promptly following such delivery, issue and deliver certificates representing the number of fully paid and non-assessable Automatic Conversion Shares, and shall pay to Lender cash in an amount equal to that portion of the Loan Balance, if any, that would otherwise convert into a fractional share of Automatic Conversion Shares pursuant to this Section 4.1.
4.2    Optional Conversion Upon Non-Qualifying Financing.
(a)    Notwithstanding anything to the contrary set forth herein if, on or prior to the Maturity Date, the Company issues Preferred Stock (the “Non-Qualifying Preferred Stock”)for capital-raising purposes in a transaction that does not constitute a Qualifying Financing (a “Non-Qualifying Financing”), then Lender shall have the option, upon such Non-Qualifying Financing, to convert the Loan Balance of this Note into such shares of capital stock of the Company (the “Non-Qualifying Conversion Shares”), in an amount, rounded down to the nearest whole share, equal to the quotient obtained by dividing the then-outstanding Loan Balance by 90% of the lowest purchase price per share paid by another investor in the Non-Qualifying Financing; provided that in the event that the Requisite Holders elect to convert their Notes into shares of Non-Qualifying Conversion Shares pursuant to the terms of their Notes, all Notes issued pursuant to the Agreement (including this Note) shall be automatically so converted. Of the Non-Qualifying Conversion Shares, the number of shares of Non-Qualifying Preferred Stock will equal (I) the then-outstanding Loan Balance, divided by (II) the price per share paid by the other investors purchasing the Non-Qualifying Preferred Stock in the Non-Qualifying Financing. Any remaining shares will be Common Stock.

Exhibit 10.38

(b)    In the event of the conversion of this Note pursuant to this Section 4.2: (i) Lender agrees to surrender this Note, duly endorsed, for conversion at the closing of the Non-Qualifying Financing and to execute all reasonably necessary documents in connection with the conversion of this Note (including any definitive stock purchase agreement) that are executed by the investors in the Non-Qualifying Financing; and (ii) the Company shall, at its sole cost and reasonably promptly following such delivery, issue and deliver certificates representing the number of fully paid and non-assessable Non-Qualifying Conversion Shares, and shall pay to Lender cash in an amount equal to that portion of the Loan Balance, if any, that would otherwise convert into a fractional share of Non-Qualifying Conversion Shares pursuant to this Section 4.2.
4.3    Authorization of Shares. The Company shall take all action necessary and appropriate to designate and authorize a sufficient number of Automatic Conversion Shares (and Common Stock issuable upon conversion of Automatic Conversion Shares), Non-Qualifying Conversion Shares (and Common Stock issuable upon conversion of Non-Qualifying Conversion Shares), and Common Stock, as applicable, to be issued in the event of a conversion pursuant to this Section 4.
4.4    Full Conversion. Upon conversion of this Note in full and the payment of any amounts specified in this Section 4, the Company shall be forever released from all its obligations and liabilities under this Note.
5.    CHANGE IN CONTROL.
5.1    Contingent upon, and effective as of immediately prior to, a Change in Control (other than in connection with or resulting from a Qualifying Financing or Non-Qualifying Financing), then, in full satisfaction of the Loan Balance, Lender shall receive that number of shares of Common Stock equal to the amount obtained by dividing (a) the then-outstanding Loan Balance by (b) the quotient obtained by dividing (i) the value of the Company as of immediately prior to the Change in Control, as determined in good faith by the Company’s board of directors based on the purchase price for the Company and/or its assets or shares in the Change in Control, by (ii) the number of shares of capital stock of the Company outstanding as of immediately prior to the Change in Control (calculated on a fully-diluted basis assuming full exercise of all outstanding options and warrants to purchase capital stock of the Company and full conversion of all securities convertible into Common Stock, and excluding the Notes and the shares reserved or authorized for issuance under the Company’s then-existing stock option plan.
5.2    “Change in Control” shall mean the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then-outstanding voting securities, except that any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Company’s board of directors, shall not be deemed to be a Change in Control; (b) the consummation of the sale, lease, license or disposition by the Company of all or substantially all of the Company’s assets; or (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting

Exhibit 10.38

securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
5.3    In the event of the satisfaction of this Note pursuant to this Section 5: (i) Lender agrees to surrender this Note, duly endorsed, for conversion and to execute all reasonably necessary documents in connection with the conversion of this Note, including, without limitation, a common stock purchase agreement reasonably acceptable to the Company containing customary representations and warranties and transfer restrictions (including a lock-up agreement in connection with an initial public offering); and (ii) the Company shall at its sole cost and reasonably promptly following such delivery, issue and deliver certificates representing the number of fully paid and non-assessable shares of Common Stock, and shall pay to Lender cash in an amount equal to that portion of the Loan Balance, if any, that would otherwise convert into a fractional share of Common Stock pursuant to this Section 5.
6.    No Fractional Shares.
No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Lender upon the conversion of this Note, the Company shall pay to Lender an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to Section 4 or Section 5, as applicable.
7.    PREPAYMENT.
Subject to the prior approval of the Requisite Holders, the Company may prepay the Loan Balance, in whole or in part, without any premium or penalty, provided that: (i) any prepayment of this Note may only be made in connection with the prepayment of all Notes issued under the Agreement on a pro rata basis, based on the respective aggregate outstanding principal amounts of all such Notes, including the Principal Amount; and (ii) any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.
8.    PRO RATA PAYMENTS.
In the event that the Company shall, at any time, become obligated to pay both: (i) the Loan Balance (or any portion thereof) to Lender; and (ii) the principal and accrued interest to date under any other Notes, and as of the time of such obligation, the Company does not have sufficient funds legally available to fully discharge the obligations in the foregoing clauses (i) and (ii), then the Company shall pay Lender and any other such holders of other Notes, in the aggregate, the maximum amount that the Company shall then be capable of paying out of legally available funds on a pro rata basis in proportion to the relative then-outstanding principal and accrued interest under this Note and such other Notes, as the case may be. Upon such time, or from time to time, as the Company shall thereafter have sufficient funds legally available to further (or fully) discharge such outstanding obligations, the Company shall continue to make payments on the same pro rata basis until such obligations are fully discharged or waived.

Exhibit 10.38

9.    Stockholders, Officers and Directors Not Liable.
In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.
10.    MISCELLANEOUS.
10.1    No Rights as a Stockholder. Nothing contained in this Note shall be construed as conferring upon Lender or its transferee, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any other rights as a stockholder of the Company.
10.2    Amendments and Waivers. Any term of this Note may be amended or modified and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Requisite Holders. Lender acknowledges that by the operation of this Section 10.2, the Requisite Holders will have the right and power to diminish or eliminate all rights of Lender under this Note without Lender’s consent.
10.3    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given in accordance with Section 7.2 of the Agreement.
10.4    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and Lender. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.
10.5    Transfer.
(a)    In the event Lender wishes to assign, pledge or otherwise transfer this Note, Lender will give written notice to the Company prior to such assignment, pledge or other transfer, describing briefly the manner thereof, together with a written opinion of Lender’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, assignment, pledge or other transfer may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Lender that Lender may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 10.5 that the opinion of counsel for Lender, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Lender promptly after such determination has been made. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Subject to the foregoing provisions of this Section 10.5, this Note may be transferred only upon surrender of this Note for registration of transfer, accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Prior to presentation of this Note for registration of transfer, the

Exhibit 10.38

Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary. Interest and principal shall be paid solely to the registered holder of this Note, and such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.
(b)    Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Holders.
10.6    Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York as applied to agreements among residents of the State of New York entered into and to be performed entirely within the State of New York, without reference to conflict of law or choice of law principles that would cause the application of laws of any other jurisdiction. All disputes and controversies arising out of or in connection with this Note shall be resolved exclusively by the state and federal courts located in the City of New York in the State of New York, and each of the Company and Lender agree to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.
10.7    Lost, Destroyed or Mutilated Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any note exchanged for it, and indemnity reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will, at its expense, make and deliver in lieu of such Note a new note of like tenor.
10.8    Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
10.9    Interpretation; Captions. The captions used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. When a reference is made to a Section, such reference shall be to a Section of this Note unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Note, they shall be deemed to be followed by the words “without limitation.” Unless the context requires otherwise, words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other gender. References to “dollars” or “$” are to U.S. dollars. The terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Note. This Note was prepared jointly by the parties hereto and no rule that it be construed against the drafter will have any application in its construction or interpretation. The captions used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

Exhibit 10.38

10.10    Counterparts. This Note may be executed in one or two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
10.11    Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note, or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by Lender exceeds the maximum rate permitted by law, Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.
10.12    Counterparts; Execution by Electronic Transmission. This Agreement may be executed in one or two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Company shall execute and deliver an original counterpart of this Agreement. Delivery of an executed counterpart of this Agreement by Lender by facsimile, .pdf or other electronic method shall be equally as effective as delivery of an original executed counterpart of this Agreement.
[Remainder of Page Intentionally Left Blank]

Exhibit 10.38

IN WITNESS WHEREOF, the Company has caused this CONVERTIBLE PROMISSORY NOTE to be issued on the date first written above.
COMPANY:

SEELOS THERAPEUTICS, INC.

By: __________________________________
Name: Raj Mehra, Ph.D.
Title: CEO

Address:

Exhibit 10.38

IN WITNESS WHEREOF, the LENDER has caused this CONVERTIBLE PROMISSORY NOTE to be issued on the date first written above.
LENDER:

[LENDER]

By: ________________________________
Name: _____________________________
Title: ______________________________

Address: ___________________________
___________________________________
___________________________________

Telephone: _________________________

Email: _____________________________